SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2008

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement

On December 29, 2008, Cubist Pharmaceuticals, Inc. (“Cubist”) entered into a Loan and Security Agreement (the “Loan Agreement”) with RBS Citizens, National Association (“RBS”), and issued a Revolving Credit Note (the “Note”) in favor of RBS.

Pursuant to the Loan Agreement, Cubist will have a $90,000,000 revolving credit facility available to it on the terms and conditions set forth in the Loan Agreement and the Note.  If the conditions to draw down, as set forth in the Loan Agreement, are met including, but not limited to, the accuracy of certain representations and warranties and compliance with certain covenants, Cubist may draw down under the credit facility at such times and in such amounts as Cubist shall determine.  Draw downs must be for a minimum of $1,000,000 and thereafter in multiples of $1,000,000.  The facility will be secured by the pledge of a certificate of deposit issued by RBS and/or an RBS money market account equal to an aggregate of 102% of the outstanding principal amount of the loans so long as such loans are outstanding.  Draw downs under the Loan Agreement will be used for general corporate purposes.  As of the date hereof, no amount has been drawn under the credit facility.  Pursuant to the Note, interest is calculated, at Cubist’s option, based on either the prime rate, as announced by RBS in Boston from time to time, or LIBOR, as determined under the Note.

The foregoing descriptions of the Loan Agreement and the Note do not purport to be complete, and are qualified in their entirety by reference to such documents, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

10.1	Loan and Security Agreement, dated December 29, 2008

10.2	Revolving Credit Note, dated December 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel & Secretary

Dated: December 31, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan and Security Agreement, dated December 29, 2008

10.2	Revolving Credit Note, dated December 29, 2008